January 25, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: Horizon Active Asset Allocation Fund, Horizon Active
Income Fund, and Horizon Active Risk Assist  Fund, each a
series of AdvisorOne Funds (Commission File Number 811-08037)
the predecessor funds  of Horizon Active Asset Allocation Fund,
Horizon Active Income Fund, and Horizon Active Risk Assist Fund,
each a series of shares of beneficial interest of the Horizon
Funds (Commission File Number  811-23063)

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the
statements being made by the Horizon Funds, pursuant to Item
304(a) of Regulation S-K in its Form N-SAR for the period ended
November 30, 2016, captioned "Change of Independent Registered
Public Accounting Firm."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form N-SAR.

Sincerely,

/s/ TAIT, WELLER & BAKER LLP

cc:  Matt Chambers, Vice President
     Horizon Funds
     13024 Ballantyne Corporate Place, Suite 225
     Charlotte, NC  28277